                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 Hydril Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                                                   [HYDRIL LOGO]


                                 HYDRIL COMPANY
                       3300 North Sam Houston Parkway East
                            Houston, Texas 77032-3411

                                                                  April 26, 2002

Dear Stockholder:

         On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on May 21, 2002 at 9:30 a.m.

         It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope prior to the annual meeting. The proxy is revocable and will not be used if you are present at the meeting and prefer to vote your shares in person.

         You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2001 Annual Report to Stockholders is also enclosed with these materials.

         Your interest in Hydril is appreciated, and we look forward to seeing you on May 21, 2002.

                                 Sincerely,

                                 /s/ CHRISTOPHER T. SEAVER

                                 Christopher T. Seaver
                                 President, Chief Executive Officer and Director

                                                                   [HYDRIL LOGO]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 21, 2002

To the Stockholders of Hydril Company:

       The annual meeting of stockholders of Hydril Company will be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on May 21, 2002 at 9:30 a.m. The purpose of the meeting is to vote on the following proposals described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

                  1) Election of four directors to serve for a three-year term.

                  2) Ratification of the appointment of Deloitte & Touche LLP as Hydril's independent public accountants for 2002.

         ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 5, 2002 MAY VOTE AT THE MEETING.

         You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote by signing, dating and returning the accompanying proxy as soon as possible.

                                       By Order of the Board of Directors

                                       /s/ CHRIS D. NORTH

                                       Chris D. North
                                       Secretary


April 26, 2002
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

                                 HYDRIL COMPANY

                       3300 NORTH SAM HOUSTON PARKWAY EAST

                            HOUSTON, TEXAS 77032-3411

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                                TABLE OF CONTENTS


                                                              PAGE
                                                              ----
INTRODUCTION....................................................1
VOTING PROCEDURES...............................................1
SECURITY OWNERSHIP OF  CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.........................................3
ELECTION OF DIRECTORS...........................................8
AUDIT COMMITTEE REPORT.........................................11
COMPENSATION OF EXECUTIVE OFFICERS.............................12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................16
COMPENSATION COMMITTEE REPORT..................................17
STOCK PERFORMANCE GRAPH........................................19
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS..................................................20
INDEPENDENT PUBLIC ACCOUNTANTS.................................20
ADDITIONAL INFORMATION.........................................21

                                  INTRODUCTION

         THE BOARD OF DIRECTORS OF HYDRIL COMPANY IS SOLICITING PROXIES TO BE USED AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about April 26, 2002. The mailing address of Hydril's principal executive offices is 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Hydril's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                                VOTING PROCEDURES

WHO MAY VOTE

         Holders of record of common stock and class B common stock at the close of business on April 5, 2002 will be entitled to vote their shares at the annual meeting. As of the record date, Hydril Company had 14,411,834 shares of common stock and 7,951,379 shares of class B common stock outstanding. Each share of common stock is entitled to one vote. Each share of class B common stock is entitled to ten votes. The holders of common stock and class B common stock will vote together as a single class on all matters to be considered at the annual meeting, and their votes will be counted and totaled together.

HOW TO VOTE

         If you are a stockholder of record, you may vote:

                  1.       By attending the meeting; or

                  2. By signing, dating and returning your proxy in the envelope provided.

If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form provided by your bank or broker your desire to do so and your bank or broker will send you a proxy.

         If you return your signed proxy prior to the annual meeting, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

PROXIES CAN BE REVOKED

         You can revoke your proxy at any time before its exercise in any of the following ways:

                  1. By submitting written notice of revocation to the Secretary of Hydril;

                  2. By submitting another proxy that is properly signed and later dated; or

                  3.       By voting in person at the annual meeting.

REQUIRED VOTES

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied.

         The directors will be elected by a plurality of the votes cast in person or by proxy.

         Ratification of the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes cast in person or by proxy on the matter. Although broker non-votes and abstentions are considered present for quorum purposes, they are not considered as votes cast. Accordingly, neither broker non-votes nor abstentions will affect the outcome of the voting for this matter.

         Should any other business come before the meeting, the approval of the holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining a quorum at the meeting) is required.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be paid by Hydril. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Hydril without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Hydril will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Hydril will, upon the request of such record holders, reimburse reasonable forwarding expenses.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of shares of common stock and class B common stock by:

         o each person or entity known to Hydril to be a beneficial owner of 5% or more of either class of Hydril's voting securities or having beneficial ownership of voting stock holding 5% or more of the voting power;

         o        each of Hydril's directors or nominees for director;

         o Hydril's chief executive officer and each of its other executive officers; and

         o        all of Hydril's executive officers and directors as a group.

         Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. As described in the notes to the table, voting and/or investment power with respect to shares held by various trusts is shared by some of the named stockholders. Accordingly, those shares are shown as beneficially owned by more than one person. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option.

         Set forth below for each of the named persons are the number of shares of common stock and class B common stock beneficially owned and the percentage such shares represent of the 22,363,213 shares of common stock and class B common stock outstanding, in the aggregate, as of the record date. Each share of class B common stock is convertible into one share of common stock at the option of the holder and entitles the holder to ten votes per share. Common stock entitles the holder to one vote per share. The percentage of the combined voting power of the shares of common stock and shares of class B common stock beneficially owned is indicated separately in the last column of the table and is based on the total number of shares of outstanding common stock and class B common stock, giving effect to the 10-to-1 voting rights of the class B common stock. Information regarding the number of shares beneficially owned is as of the record date, except with respect to 5% stockholders. In the case of 5% stockholders, the information is based on filings made with the Securities and Exchange Commission with respect to holdings as of December 31, 2001. THE FOOTNOTES TO THE TABLE EXPRESSLY INDICATE HOW MANY OF THE SHARES SET FORTH IN THE TABLE ARE SHARES OF COMMON STOCK, SHARES OF CLASS B COMMON STOCK AND SHARES ISSUABLE TO BENEFICIAL OWNERS UPON EXERCISE OF CURRENTLY EXERCISABLE OPTIONS.


                                                           SHARES OF COMMON STOCK
                                                             (INCLUDING CLASS B)
                                                              BENEFICIALLY OWNED         VOTING POWER
                                                        -----------------------------    ------------
NAME OF BENEFICIAL OWNER                                  NUMBER                %              %
------------------------                                ----------          ---------    ------------
5% STOCKHOLDERS:
The Seaver Institute and the Trust Under
    Paragraph VIII of the Will of Frank R ........
    Seaver, Deceased(1) ..........................       3,189,783            14.3            33.9
Trust under Paragraph V of the Will of
    Frank R. Seaver, Deceased(2) .................         473,750             2.1             5.0
Blanche Ebert Seaver Endowment for
    Frank R. Seaver College(3) ...................       1,466,424             6.6            15.6
Richard C. Seaver(4) .............................       3,715,574            16.6            39.5
R. Carlton Seaver(5) .............................         556,250             2.5             5.9
Bank of America, N.A.(6) .........................         591,650             2.7             6.3
Myron E. Harpole(7) ..............................       2,157,489             9.7            23.0
Northern Trust Bank of California,
    N.A.(8) ......................................       1,466,424             6.6            15.6


                                                           SHARES OF COMMON STOCK
                                                             (INCLUDING CLASS B)
                                                              BENEFICIALLY OWNED         VOTING POWER
                                                        -----------------------------    ------------
NAME OF BENEFICIAL OWNER                                  NUMBER                %              %
------------------------                                ----------          ---------    ------------
T. Rowe Price Associates, Inc.(9) ................       1,978,100             8.9             2.1
Capital Group International, Inc. and
  Capital Guardian Trust(10) .....................       1,187,200             5.3             1.3
Mutuelles AXA and certain other parties(11) ......         814,300             3.7               *
John Hancock Financial Services, Inc.
  and wholly owned subsidiaries(12) ..............         802,600             3.6               *

DIRECTORS AND EXECUTIVE OFFICERS:
Richard A. Archer(13) ............................           9,302               *               *
Jerry S. Cox(14) .................................           7,302               *               *
Gordon B. Crary, Jr.(15) .........................          20,302               *               *
Roger Goodan(16) .................................           3,000               *               *
Gordon T. Hall(17) ...............................               0               *               *
Charles E. Jones(18) .............................          66,394               *               *
Michael C. Kearney(19) ...........................          37,414               *               *
Kenneth S. McCormick(20) .........................           1,231               *               *
Neil G. Russell(21) ..............................          32,600               *               *
Christopher T. Seaver(22) ........................         210,201               *             2.0
Patrick T. Seaver(23) ............................          62,602               *               *
Richard C. Seaver(24) ............................       1,657,500             7.4            17.7
T. Don Stacy(25) .................................          22,302               *               *
Lew O. Ward(26) ..................................           4,902               *               *
All directors and executive officers as a
   group (14 persons)(27) ........................       2,135,052             9.4            21.3


-------------

*     Less than 1%.

(1) The Seaver Institute is a non-profit corporation for such scientific, educational, charitable and religious purposes as its Board of Directors shall from time to time determine. The Seaver Institute reports that it may be deemed the beneficial owner of 2,513,068 shares of class B common stock. Of these shares, The Seaver Institute reports sole voting and dispositive power over 676,715 shares and shared voting and dispositive power over 2,513,068 shares. The shares over which shared voting and dispositive power is reported are held by The Seaver Institute as sole trustee under the Trust created under Paragraph VIII of the Will of Frank
      R. Seaver, Deceased (the "Paragraph VIII Trust"), the beneficiaries of which are various educational and religious institutions. The Board of Directors of The Seaver Institute is currently comprised of 12 individuals, including Richard C. Seaver, Chairman of the Board of Hydril; Christopher T. Seaver, President and Chief Executive Officer of Hydril; and Richard A. Archer, a director of Hydril. Action by or on behalf of The Seaver Institute is taken by a vote of a majority of its directors. The business address for each of The Seaver Institute and the Paragraph VIII Trust is 11611 San Vicente Blvd., Suite 545, Los Angeles, California 90049.

(2) The Trust under Paragraph V of the Will of Frank R. Seaver, Deceased (the "Paragraph V Trust") reports that it may be deemed the beneficial owner of 473,750 shares of class B common stock over which it holds shared voting and dispositive power. The beneficiaries as to principal are the same educational and religious institutions that are the beneficiaries of the Paragraph VIII Trust described in footnote 1. The income beneficiaries are individuals, including Richard C. Seaver, R. Carlton Seaver, Christopher
      T. Seaver and Patrick T. Seaver and members of their immediate families. Richard C. Seaver, Chairman of the Board of Hydril, and R. Carlton Seaver are two of the three trustees of the Paragraph V Trust. See footnotes 4, 5 and 6. The business address of the Paragraph V Trust is c/o Bank of America, N.A., 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(3) The Blanche Ebert Seaver Endowment for Frank R. Seaver College (the "Endowment") reports that it may be deemed the beneficial owner of 1,466,424 shares of class B common stock over which it holds shared voting and dispositive power. The sole beneficiary of the Endowment is the Frank
      R. Seaver College of Pepperdine University. Richard C. Seaver, Chairman of the Board of Hydril, and Myron E. Harpole are two of the three trustees of the Endowment. See footnotes 4, 7 and 8. The business address for the Endowment is c/o Northern Trust Bank of California, N.A., 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(4) Richard C. Seaver is Chairman of the Board of Hydril. He reports that he may be deemed the beneficial owner of 3,715,574 shares of class B common stock. Of these shares, Mr. R.C. Seaver reports sole voting and dispositive power over 90,000 shares, which are held beneficially and of record by Mr. R.C. Seaver, and shared voting and dispositive power over 3,625,574 shares. With respect to the shares as to which Mr. R.C. Seaver reports shared voting and dispositive power: 1,567,500 shares are held by Mr. R.C. Seaver as sole trustee of the Richard C. Seaver Living Trust (the "Richard Seaver Trust"); 473,750 are held by Mr. R.C. Seaver as one of three trustees of the Paragraph V Trust (see footnote 2); 1,466,424 shares are held by Mr. R.C. Seaver as one of the three trustees of the Endowment (see footnote 3); and 117,900 shares are held by Mr. R.C. Seaver as one of three trustees of another trust of which Mr. R.C. Seaver is not a beneficiary. Except for the 90,000 shares held beneficially and of record by Mr. R.C. Seaver and the 1,567,500 shares held by him as sole trustee of the Richard Seaver Trust, Mr. R.C. Seaver disclaims beneficial ownership of the shares set forth above. Mr. R.C. Seaver's business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(5) R. Carlton Seaver reports that he may be deemed the beneficial owner of 556,250 shares of class B common stock. Of these shares, Mr. R. Carlton Seaver reports sole voting and dispositive power over 22,500 shares and shared voting and dispositive power over 533,750 shares. The 533,750 shares over which Mr. R. Carlton Seaver reports shared voting and dispositive power are held as follows: (1) 10,500 shares are held beneficially and of record by Mr. R. Carlton Seaver's wife; (2) 49,500 shares are held beneficially and of record by his children; and (3) 473,750 shares are held by Mr. R. Carlton Seaver as one of three trustees of the Paragraph V Trust (see footnote 2). Mr. R. Carlton Seaver disclaims beneficial ownership of the 473,750 shares held by him as a trustee under the Paragraph V Trust. Mr. R. Carlton Seaver is the son of Richard C. Seaver, Chairman of the Board of Hydril, and brother of Christopher T. Seaver, President and Chief Executive Officer of Hydril. His business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(6) Bank of America, N.A. reports that it may be deemed the beneficial owner of 591,650 shares of class B common stock over which it shares voting and dispositive power. Of these shares, Bank of America, N.A. holds 473,750 shares as one of three trustees under the Paragraph V Trust (see footnote
      2) and holds 117,900 shares as one of three trustees of another trust of which it is not a beneficiary. Bank of America, N.A. disclaims beneficial ownership of all of the shares set forth above. The business address for Bank of America, N.A. is 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(7) Myron E. Harpole reports that he may be deemed the beneficial owner of 2,157,489 shares of class B common stock. Of these shares, he exercises sole voting and dispositive power over 21,000 shares, which are held beneficially and of record by Mr. Harpole, and shared voting and dispositive power over 2,136,489 shares. With respect to the shares as to which Mr. Harpole reports shared voting and dispositive power: (1) 1,466,424 shares are held by him as one of three trustees of the Endowment (see footnote 3); (2) 117,900 shares are held by him as one of three trustees of another trust of which he is not a beneficiary and (3) 552,165 shares are held by him as the sole trustee of four charitable trusts of which he is not a beneficiary. Except for the 21,000 shares that Mr. Harpole owns beneficially and of record, he disclaims beneficial ownership of the shares set forth above. Mr. Harpole is one of 12 directors of The Seaver Institute (see footnote 1). Mr. Harpole's business address is 140 South Lake Avenue, Suite 274, Pasadena, California 91101.

(8) Northern Trust Bank of California, N.A. ("Northern Trust") reports that it may be deemed the beneficial owner of 1,466,424 shares of class B common stock over which it exercises shared voting and dispositive power as one of three trustees of the Endowment (see footnote 3). Northern Trust disclaims beneficial ownership of all of the shares set forth above. Northern Trust's business address is 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(9) T. Rowe Price Associates, Inc. reports that it may be deemed the beneficial owner of 1,978,100 shares of common stock and reports sole voting power over 343,200 shares of common stock and sole dispositive power over 1,978,100 shares of common stock. The business address for T. Rowe Price Associates, Inc. is 100 Pratt Street, Baltimore, Maryland 21202.

(10) Capital Group International, Inc. ("CGI"), the parent holding company of a group of investment management companies, including Capital Guardian Trust Company ("CGT"), reports that it may be deemed the beneficial owner of 1,187,200 shares of common stock. CGI and CGT each report sole voting power over 865,800 shares of common stock and sole dispositive power over 1,187,200 shares of common stock. The business address for each of CGI and CGT is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(11) Mutuelles AXA is a group of insurance companies, which consists of AXA Assurances I.A.R.D. Mutuelle ("AXA Assurance"), AXA Assurances Vie Mutuelle ("AXA Vie"), AXA Conseil Vie Assurance Mutuelle ("AXA Conseil") and AXA Courtage Assurance Mutuelle ("AXA Courtage") (collectively, "Mutuelles AXA"). Acting in the capacity of a parent holding company, Mutuelles AXA controls AXA. AXA, in its capacity as a parent holding company, owns AXA Financial, Inc. ("AXA Financial"). AXA Financial, in its capacity as a parent holding company, contains the subsidiaries Alliance Capital Management L.P. ("Alliance Capital") and The Equitable Life Assurance Society of the United States ("Equitable Life"). Mutuelles AXA, AXA and AXA Financial each report that they may be deemed the beneficial owners of 814,300 shares of common stock. Mutuelles AXA, AXA and AXA Financial each report sole voting power over 802,100 shares of common stock and sole dispositive power over 814,300 shares of common stock. Alliance Capital reports sole voting power over 734,200 shares of common stock and sole dispositive power over 746,400 shares of common stock. Equitable Life reports sole voting and dispositive power over 67,900 shares of common stock. Mutuelles AXA and AXA disclaim beneficial ownership of all the shares as set forth above. The business addresses for AXA Conseil, AXA Assurance and AXA Vie is 370, rue Saint Honore, 75001 Paris France. The business address for AXA Courtage is 26, rue Louis le Grand, 75002 Paris, France. The business addresses for AXA is 25, avenue Matignon, 75008 Paris, France and for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(12) John Hancock Financial Services, Inc. ("JHFS") reports indirect beneficial ownership of 802,600 shares of common stock through its indirect wholly owned subsidiary, John Hancock Advisers, Inc. ("JHA"). JHA is a direct wholly owned subsidiary of The Berkeley Financial Group, Inc. ("TBFG"), which is a direct wholly owned subsidiary of John Hancock Subsidiaries LLC, which is a direct wholly owned subsidiary of John Hancock Life Insurance Company, which is a direct wholly owned subsidiary of JHFS. In addition to JHFS, each such intervening subsidiary reports indirect beneficial ownership over such shares. JHA reports sole voting and dispositive power over such 802,600 shares. The business address for each of JHA and TBFG is 101 Huntington Avenue, Boston, Massachusetts 02199. The business address for JHFS and each other subsidiary is John Hancock Place,
      P. O. Box 111, Boston, Massachusetts 02117.

(13)  The shares shown in the table represent (1) 1,000 shares of common stock,
      (2) 6,000 shares of class B common stock held by the Richard A. Archer and Jean B. Archer Living Trust of which Mr. Archer is the sole trustee and
      (3) 2,302 shares of common stock issuable to Mr. Archer upon exercise of currently exercisable options.

(14) The shares shown in the table represent (1) 5,000 shares of common stock and (2) 2,302 shares of common stock issuable to Mr. Cox upon exercise of currently exercisable options.

(15) The shares shown in the table represent (1) 18,000 shares of class B common stock held by The Crary Trust dated February 4, 1981 of which Mr. Crary is the sole trustee and (2) 2,302 shares of common stock issuable to Mr. Crary upon exercise of currently exercisable options.

(16) The shares shown in the table represent 3,000 shares of common stock beneficially owned by Mr. Goodan. Additionally, Mr. Goodan began serving on the Board of Hydril as of March 26, 2002.

(17)  Mr. Hall began serving on the Board of Hydril as of March 26, 2002.

(18) The shares shown in the table represent 394 shares of common stock held beneficially and of record by Mr. Jones' wife, (2) 6,000 shares of common stock issuable to Mr. Jones upon exercise of currently exercisable options and (3) 60,000 shares of class B common stock issuable to Mr. Jones upon exercise of currently exercisable options.

(19)  The shares shown in the table represent (1) 6,914 shares of common stock,
      (2) 5,000 shares of common stock issuable to Mr. Kearney upon exercise of currently exercisable options and (3) 25,500 shares of class B common stock issuable to Mr. Kearney upon exercise of currently exercisable options.

(20) The shares shown in the table represent (1) 400 shares of common stock owned beneficially and of record by Mr. McCormick's children and (2) 831 shares of common stock issuable to Mr. McCormick upon exercise of currently exercisable options.

(21)  The shares shown in the table represent (1) 5,000 shares of common stock,
      (2) 5,000 shares of common stock issuable to Mr. Russell upon exercise of currently exercisable options and (3) 22,600 shares of class B common stock issuable to Mr. Russell upon exercise of currently exercisable options.

(22)  The shares shown in the table represent (1) 1,000 shares of common stock,
      (2) 5,400 shares of class B common stock owned beneficially and of record by Christopher T. Seaver's wife, (3) 75,957 shares of class B common stock, (4) 108,644 shares of class B common stock issuable to Mr. C.T. Seaver upon exercise of currently exercisable options and (5) 19,200 shares of common stock issuable to Mr. C.T. Seaver upon exercise of currently exercisable options.

(23) The shares shown in the table represent (1) 25,275 shares of class B common stock, (2) 35,025 shares of class B common stock owned beneficially and of record by Patrick T. Seaver's wife and children and (3) 2,302 shares of common stock issuable to Mr. P.T. Seaver upon exercise of currently exercisable options.

(24) The shares shown in the table represent 1,657,500 shares of class B common stock beneficially owned by Richard C. Seaver, Chairman of the Board of Hydril, individually and as sole trustee of the Richard Seaver Trust, and does not include shares held by him as one of three trustees of three trusts as to which shares he disclaims beneficial ownership (see footnote
      4).

(25) The shares shown in the table represent (1) 20,000 share of common stock and (2) 2,302 shares of common stock issuable to Mr. Stacy upon exercise of currently exercisable options.

(26)  The shares shown in the table represent (1) 1,000 shares of common stock,
      (2) 1,600 shares of common stock held beneficially and of record by L. O. Ward Revocable Trust, of which Mr. Ward and his spouse are the sole trustees and (3) 2,302 shares of common stock issuable to Mr. Ward upon exercise of currently exercisable options.

(27) The shares shown in the table represent (1) 1,823,157 shares of class B common stock, (2) 216,744 shares of class B common stock issuable upon exercise of currently exercisable options, (3) 45,308 shares of common stock and (4) 49,843 shares of common stock issuable upon exercise of currently exercisable options. 1,657,500 shares of the 1,823,157 shares of class B common stock are beneficially owned by Richard C. Seaver, Chairman of the Board of Hydril, individually and as sole trustee of the Richard Seaver Trust, and does not include shares held by him as one of three trustees of three trusts as to which shares he disclaims beneficial ownership (see footnote 4).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hydril's directors and executive officers, and persons who beneficially own more than 10% of a registered class of Hydril's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Hydril common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish Hydril with copies of all Section 16(a) forms they file.

         To Hydril's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2001, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis, except a Form 4 filed on behalf of Patrick T. Seaver in July 2001, which was filed late.

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

         Hydril's current restated certificate of incorporation provides that the Board of Directors will consist of not less than five nor more than twelve directors. The current number of directors is eleven. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with terms expiring in 2004, 2002 and 2003, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Currently, Class I consists of three directors and Class II and Class III each consist of four directors.

         Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the four nominees listed below. The directors will be elected by a plurality of the votes cast in person or by proxy. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the Board of Directors recommends.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

         The terms of office for the four directors in Class II expire at this annual meeting. The Board of Directors has selected the nominees listed below for election as Class II directors. If elected, each director will serve until the annual meeting of stockholders in 2005 or until he is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2003 or 2004, as the case may be. The Board of Directors held four meetings in 2001. During 2001, the Compensation Committee met two times. The Audit Committee met two times. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members. The following biographical information regarding the nominees for director and each current director is as of April 5, 2002.

NOMINEES FOR CLASS II DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2005

         Richard A. Archer, age 74, became a director of Hydril in 1971. Mr. Archer has been primarily engaged as an independent insurance consultant since December 1995. He served as the Chairman of the Board of Directors of Jardine Insurance Brokers, Inc. from 1987 to 1993, and served as Deputy Chairman of Jardine Insurance Brokers, Inc. during 1995.

         Gordon T. Hall, age 42, became a director of Hydril in March 2002. Mr. Hall served in various positions at Credit Suisse First Boston, an investment banking firm, including Managing Director, Senior Oil Field Services Analyst, co-head of the global energy group and Houston equity branch manager from 1987 until his retirement in September 2001. Currently, he is a director of Hanover Compression Company.

         Richard C. Seaver, age 79, is Hydril's Chairman of the Board, a position he has held since 1992. Mr. Seaver has served as a director since 1964, as President from 1964 to 1986 and as Secretary and General Counsel from 1957 to 1964.

         T. Don Stacy, age 68, became a director of Hydril in May 2000. Mr. Stacy served as President and Chairman of the Board of Amoco Eurasia Petroleum Co., an oil and gas exploration and production company, from February 1994 until his retirement in August 1997. Mr. Stacy served as Chairman of Crestar Energy Ltd. from 1992 until 1996. Currently, he is a director of Alberta Energy Co., Ltd. and Agrium Inc.

INFORMATION ON DIRECTORS CONTINUING IN OFFICE

Class III Directors with Terms Expiring in 2003

         Jerry S. Cox, age 51, became a director of Hydril in January 1999. Currently Mr. Cox is Chairman and President of Cox & Perkins Exploration, Inc., an independent exploration and production company, positions he has held since founding Cox & Perkins in 1976.

         Gordon B. Crary, Jr., age 80, became a director of Hydril in 1970. Mr. Crary served as Executive Vice President and a member of the Board of Directors and Executive Committee of E.F. Hutton & Co., now a part of Salomon Smith Barney Inc., until 1987. He had 52 years of service with E.F. Hutton and Smith Barney.

         Roger Goodan, age 57, became a director of Hydril in March 2002. Mr. Goodan served as Vice President of Schlumberger Oilfield Services, a services and technology supplier to the international petroleum industry, until his retirement in December 2001. Prior to joining Schlumberger Oilfield Services, Mr. Goodan held various executive positions in operations, engineering and finance for Schlumberger Limited from 1973 to 2001 and currently remains a consultant to Schlumberger Limited. Mr. Goodan is also a director of The Tribune Company.

         Patrick T. Seaver, age 52, became a director of Hydril in 1979. Since 1985, he has been a partner with the law firm of Latham & Watkins.

Class I Directors with Terms Expiring 2004

         Kenneth S. McCormick, age 51, became a director of Hydril in November 2000. Mr. McCormick has been engaged as an independent investor and advisor since September 1999. From March 1999 to September 1999, he served as the Senior Executive Vice President of Metro-Goldwyn-Mayer Inc., and was responsible for strategic development. Prior to joining Metro-Goldwyn-Mayer Inc., Mr. McCormick was a managing director of J.P. Morgan & Co. from 1993 to March 1999 and President of Kleinwort Benson Cross Financing, Inc. from 1984 to 1991. Mr. McCormick is also a director of Reading Entertainment, Inc.

         Christopher T. Seaver, age 53, is Hydril's President and Chief Executive Officer and a director. He has served as President since June 1993 and as Chief Executive Officer and as a director since February 1997. Mr. Seaver joined Hydril in 1985 and served as Executive Vice President in charge of Hydril's premium connection and pressure control businesses from 1991 until May 1993. He is a director and the secretary of the Petroleum Equipment Suppliers Association. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a Foreign Service Officer in the U.S. Department of State, with postings in Kinshasa, Republic of Congo and Bogota, Colombia.

         Lew O. Ward, age 71, became a director of Hydril in March 1997. Since 1981, he has served as Chairman and Chief Executive Officer of Ward Petroleum Corporation, an independent exploration and production company founded by Mr. Ward. Mr. Ward has 43 years of service with Ward Petroleum and its predecessors. He is past Chairman of the Independent Petroleum Association of America and a recipient of its "Roughneck of the Year" award.

COMMITTEES OF THE BOARD OF DIRECTORS

         Hydril's Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

         The Audit Committee consists of Messrs. Archer (Chairman), Cox, Crary and McCormick, each of whom has been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee:

                  o recommends to the Board the annual selection of independent auditors;

                  o approves the plan and scope of the annual audit of Hydril's financial statements and any other services provided by independent auditors and the fees for the audit and those other services;

                  o reviews Hydril's annual audited financial statements prior to publication and discusses the results of the audit with management and independent auditors; and

                  o discusses with management and independent auditors the design, quality and adequacy of Hydril's internal controls.

         The Board of Directors adopted the current Hydril Company Audit Committee Charter in 2000, which was included as Appendix A to the proxy statement relating to the 2001 Annual Meeting.

         The Compensation Committee consists of Messrs. Stacy (Chairman), Archer, Crary and Ward. The Compensation Committee:

                  o reviews and recommends to the Board of Directors the compensation and benefits of Hydril's executive officers;

                  o establishes and reviews general policies relating to Hydril's compensation and benefits; and

                  o        administers Hydril's stock plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of Hydril's executive officers has served as a member of a compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of Hydril's Board of Directors.

COMPENSATION OF DIRECTORS

         As Chairman of the Board, Mr. Richard C. Seaver is regarded as an employee of Hydril and was paid $125,000 by Hydril in 2001. Directors who are employees of Hydril receive no additional compensation for serving on the Board of Directors. Hydril's nonemployee directors receive an annual fee of $25,000. Nonemployee directors who serve as chairman of a Board committee receive an additional $3,000 annually for serving in that capacity. Nonemployee directors also receive a fee of $1,000 per day for attendance at each Board of Directors' meeting and $1,000 per day for attendance at each committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

         The Hydril Company 2000 Incentive Plan provides for an automatic grant to each nonemployee director of a nonqualified stock option each year following the annual meeting of stockholders for the purchase of that number of shares of Hydril's common stock as is equal to $75,000 divided by the fair market value of a share of Hydril's common stock as of that date, at an exercise price per share equal to the fair market value as of that date. Accordingly, following the 2001 annual meeting of stockholders, each nonemployee director was awarded an option for 2,494 shares of common stock at an exercise price of $30.075 per share. Options granted to nonemployee directors under the Hydril Company 2000 Incentive Plan have a term of ten years, are fully vested upon the completion of one year of service as a nonemployee director and are exercisable in cumulative annual installments of one-third each, beginning on the first anniversary of the date of grant. The stock option agreements for all of the outstanding options awarded to nonemployee directors under the Hydril Company 2000 Incentive Plan provide that all such options become fully vested upon the termination of a director's status as a member of the Board in connection with a change in control, as determined by the Board.

                             AUDIT COMMITTEE REPORT

         Management is responsible for Hydril's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hydril's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The responsibility of the Audit Committee of the Board of Directors is to review Hydril's financial reporting process on behalf of the Board of Directors.

         The Audit Committee has reviewed and discussed Hydril's audited consolidated financial statements as of and for the year ended December 31, 2001 with the management of Hydril. Management represented to the Audit Committee that Hydril's consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee has discussed with Hydril's independent auditors, Deloitte & Touche LLP, the matters required to be discussed pursuant to statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

         Based on the review, discussions, written disclosures and letter described in the immediately preceding paragraph, the Audit Committee recommended to Hydril's Board of Directors that the audited financial statements as of and for the year ended December 31, 2001 be included in Hydril's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                    THE AUDIT COMMITTEE

                                                    Richard A. Archer, Chairman
                                                    Jerry S. Cox
                                                    Gordon B. Crary, Jr.
                                                    Kenneth S. McCormick

         PURSUANT TO SEC RULES, THE FOREGOING AUDIT COMMITTEE REPORT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO HYDRIL'S ANNUAL REPORT ON FORM 10-K.

                       COMPENSATION OF EXECUTIVE OFFICERS

         Set forth in this section is information regarding the compensation of Hydril's Chief Executive Officer and the other four most highly compensated executive officers of Hydril.

SUMMARY COMPENSATION TABLE

         The following table provides information about the compensation of Hydril's Chief Executive Officer and its other executive officers for services rendered in all capacities in 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE


                                                                 ANNUAL COMPENSATION
                                                    --------------------------------------------          SHARES
                                                                                       OTHER            UNDERLYING
NAME AND                                                                               ANNUAL            OPTIONS        ALL OTHER
PRINCIPAL POSITION                      YEAR           SALARY          BONUS        COMPENSATION       (SHARES)(1)   COMPENSATION(2)
------------------                     ------       ------------    ------------    ------------       ------------  ---------------

Christopher T. Seaver ...............    2001       $    275,180    $    320,000              --             96,000    $     33,894
President and Chief Executive            2000            270,000         283,500              --             96,000           6,418
  Officer                                1999            249,966         125,000              --            270,000           6,186


Charles E. Jones ....................    2001            191,942         133,000    $     75,000(3)          30,000          16,941
Vice President,                          2000            167,506         163,500          75,000(3)          30,000           4,112
  Pressure Control Segment               1999            150,000          37,500          75,000(3)         120,000           3,886


Neil G. Russell .....................    2001            183,237          85,500              --             30,000          11,002
Vice President, Premium                  2000            133,684         117,515          26,856(4)          25,000             138
  Connections Segment                    1999            118,625          47,450          35,808(4)          90,000              --


Michael C. Kearney ..................    2001            176,101          83,125              --             25,000          18,100
Chief Financial Officer and Vice         2000            163,900         162,203              --             25,000           3,367
  President--Administration              1999            140,400          49,140              --            102,000           1,696

----------

(1) The options granted in 1999 are for the purchase of the number of shares of class B common stock set forth above. The options granted in 2000 and 2001 are for the purchase of the number of shares of common stock set forth above.

(2) All Other Compensation in 2001 consists of the following amounts paid by Hydril:


                                   401(k)            LIFE           LONG-TERM
                               CONTRIBUTIONS       INSURANCE        DISABILITY          DEFERRED
                                  BY HYDRIL         PREMIUMS         PREMIUMS        COMPENSATION
                               --------------    --------------    --------------    --------------
Christopher T. Seaver .....    $        5,250    $        1,299    $          287    $       27,058
Charles E. Jones ..........             3,200               330               384            13,027
Neil G. Russell ...........             2,349             1,455               287             6,911
Michael C. Kearney ........             5,250               835               384            11,631


       Deferred compensation refers to restored benefits contributed for the executive officers under the Hydril Restoration Plan as described under "Compensation of Executive Officers --Nonqualified Deferred Compensation Arrangement" found on page 15 of this proxy.

(3) $75,000 was paid to Mr. Jones in March of each of 1999, 2000 and 2001 pursuant to an agreement between Hydril and Mr. Jones to compensate him for the value of stock options granted by his prior employer which he forfeited upon leaving its employ.

(4) Other annual compensation for Mr. Russell for 1999 represents $8,000 estimated personal use value of company car and a housing allowance of $27,808. Other annual compensation for Mr. Russell for 2000 represents $6,000 estimated personal use value of company car and a housing allowance of $20,856. All such amounts are related to Mr. Russell's foreign assignment.

OPTION GRANTS IN 2001

         Effective November 8, 2001, options were granted to the named executive officers under the Hydril Company 2000 Incentive Plan as set forth in the following table. The options are exercisable for common stock.

                             OPTION GRANTS IN 2001


                                     INDIVIDUAL GRANTS(1)
                             ----------------------------------
                                 NUMBER OF
                                SECURITIES     PERCENT OF TOTAL
                                UNDERLYING     OPTIONS GRANTED    EXERCISE                        GRANT DATE
                              OPTIONS GRANTED  TO EMPLOYEES IN      PRICE         EXPIRATION     PRESENT VALUE
NAME                              (SHARES)          2001         (PER SHARE)         DATE        (PER SHARE)(2)
----                          ---------------  ----------------  ------------    ------------    --------------
Christopher T. Seaver .....           5,192               1%    $     21.202           11/11    $      10.13
Christopher T. Seaver .....          90,808              17%          19.275           11/11           10.60
Charles E. Jones ..........          30,000               6%          19.275           11/11           10.60
Neil G. Russell ...........          30,000               6%          19.275           11/11           10.60
Michael C. Kearney ........          25,000               5%          19.275           11/11           10.60


--------------

(1) The options granted to the executive officers vest ratably over five years beginning on November 8, 2002.

(2) The grant date present value per share of options granted was estimated as of the date of grant using the Black Scholes option-pricing model and the following assumptions: dividend yield--0%; expected volatility--50.89%; risk-free interest rate--4.72%; and expected life in years--6.25.

OPTION EXERCISES DURING 2001 AND OPTION VALUES AT DECEMBER 31, 2001

         The following chart shows the shares acquired upon the exercise of options by the named executive officers during the year ended December 31, 2001 and the aggregate value realized. All options exercised were for the purchase of class B common stock, although, except as otherwise indicated in the notes to the table, effective immediately upon exercise, such shares of class B common stock were converted into shares of common stock. In addition, the number of shares of common stock and class B common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2001, is set forth, including the value of any "in-the-money" options.

                          OPTION EXERCISES IN 2001 AND
                         DECEMBER 31, 2001 OPTION VALUES

                                                               NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                SHARES                           UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                               ACQUIRED                             DECEMBER 31, 2001              DECEMBER 31, 2001(4)
                                  ON             VALUE       --------------------------------  ------------------------------
NAME                           EXERCISE        REALIZED(1)   EXERCISABLE(2)  UNEXERCISABLE(3)   EXERCISABLE     UNEXERCISABLE
----                          ----------       ----------    -------------   ----------------  -------------    -------------
Christopher T. Seaver ....        81,357(5)    $1,159,720           72,843          307,800    $     722,471    $   1,811,713
Charles E. Jones .........        30,000          612,762           36,000          114,000          403,131          813,822
Neil G. Russell ..........        44,900          846,117            5,100           95,000            4,481          611,627
Michael C. Kearney .......        51,000        1,069,880            5,000           96,000            3,150          691,497

----------

(1) Except as provided in the following sentence, the number given as the value realized represents the difference between the exercise price for the shares of class B common stock that were received upon exercise and the sales price for the shares of common stock received upon conversion of such shares of class B common stock. The value realized represents the difference between the exercise price per share of class B common stock and the closing price of a share of common stock if such shares of class B common stock were held following exercise. The class B common stock is not publicly traded; accordingly prices for the common stock were used to determine value realized.

(2) Shares underlying exercisable options consist of 19,200, 6,000, 5,000 and 5,000 shares of common stock in the case of Messrs. Seaver, Jones, Russell and Kearney, respectively, and 53,643, 30,000, 100 and 0 shares of class B common stock in the case of Messrs. Seaver, Jones, Russell and Kearney.

(3) Shares underlying unexercisable options consist of 172,800, 54,000, 50,000 and 45,000 shares of common stock in the case of Messrs. Seaver, Jones, Russell and Kearney, respectively, and 135,000, 60,000, 45,000 and 51,000 shares of class B common stock in the case of Messrs. Seaver, Jones, Russell and Kearney.

(4) The value of each unexercised in-the-money stock option (whether for the purchase of shares of common stock or shares of class B common stock) is calculated as the difference between the closing price of the common stock on December 31, 2001 of $17.63 and the exercise price of the option.

(5) Of the shares acquired upon exercise of options by Mr. Seaver as set forth above, 43,857 shares are shares of class B common stock which were not converted into shares of common stock in connection with such exercise.

ANNUAL PENSION BENEFITS

         Hydril Company Retirement Plan. The following table shows estimated annual pension benefits payable to Hydril's employees, including executive officers (except for Mr. Russell), upon retirement at age 65 based on credited service as of January 1, 2002, under the provisions of the Hydril Company Retirement Plan. As a result of his prior foreign posting, Mr. Russell participates instead in the Hydril U.K. Pension Plan.

                               PENSION PLAN TABLE


                              APPROXIMATE ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED:
                        -----------------------------------------------------------------------
FINAL AVERAGE
ANNUAL COMPENSATION       15 YEARS       20 YEARS       25 YEARS       30 YEARS      35 YEARS
-------------------     -----------    -----------    -----------    -----------    -----------
 $125,000 ..........    $    31,313    $    41,750    $    52,188    $    62,625    $    73,063
 $150,000 ..........         37,575         50,100         62,625         75,150         87,675
 $175,000 ..........         43,833         58,450         73,063         87,675        102,288
 $200,000 ..........         50,100         66,800         83,500        100,200        116,900
 $225,000 ..........         56,363         71,150         93,938        112,725        131,513

Subject to an earnings cap under the terms of the plan which for 2002 is approximately $200,000, final average annual compensation means the average annual combined salary and bonus for the highest 60 months out of the final 120 months of employment. The amounts shown in the table above are determined on a single life annuity basis. As of December 31, 2001, the credited years of service under the plan for the participating named executive officers were: Mr. Seaver, 16 years; Mr. Jones, 15 years and Mr. Kearney, 3 years. The benefits shown are subject to offset for social security.

         Hydril U.K. Pension Plan. The following table shows estimated annual pension benefits payable to Mr. Russell upon retirement at age 65 based on credited service as of January 1, 2002, under the provisions of the Hydril U.K. Pension Plan.

                               PENSION PLAN TABLE


                                   APPROXIMATE ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED:
FINAL AVERAGE           ---------------------------------------------------------------------------------
ANNUAL COMPENSATION       15 YEARS         20 YEARS         25 YEARS         30 YEARS          35 YEARS
-------------------     -------------    -------------    -------------    -------------    -------------
 $100,000 ..........    $      25,000    $      33,333    $      41,667    $      50,000    $      58,333
 $125,000 ..........           31,250           41,667           52,083           62,500           72,917
 $150,000 ..........           37,500           50,000           62,500           75,000           87,500
 $175,000 ..........           43,750           58,333           72,917           87,500          102,083
 $200,000 ..........           50,000           66,667           83,333          100,000          116,667

Final average annual compensation means the average annual base salary for the highest 36 months out of the final 120 months of employment. The amounts shown in the table above are determined on a single life annuity basis. For purposes of the plan, Mr. Russell had 18 credited years of service as of December 31, 2001. In connection with amendments to the plan in 1992, Mr. Russell will be credited with 3 years and 2 months of service, in addition to actual future service, pro-rated over his remaining service until retirement, assuming normal retirement age. The benefits shown are not subject to offset for social security or comparable programs in the United Kingdom.

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENT

         Effective April 1, 2001, Hydril implemented the Hydril Company Restoration Plan, a nonqualified, unfunded, deferred compensation arrangement for a select group of management or highly compensated employees. Under the terms of the plan, participants can defer up to 15% of their regular base pay and 100% of bonuses that would otherwise be paid in cash. Additionally, the plan allows participants to retain the benefits to which they would have been entitled under Hydril's savings plan except for the federally mandated limits on these benefits or on the level of salary on which these benefits may be calculated.

CHANGE IN CONTROL ARRANGEMENTS

         In January 1999, Hydril entered into change in control agreements with each of Christopher T. Seaver, Charles E. Jones, Neil G. Russell and Michael C. Kearney. Each of these agreements was amended on January 1, 2002, among other things, to extend the term of the agreements. In addition, the change in control agreement for Mr. Seaver was further amended on March 26, 2002. Any differences between the terms of Mr. Seaver's change in control agreement and those of Mr. Jones, Mr. Russell and Mr. Kearney are noted below. Under the agreements, as amended, if, after a change in control has occurred but before the earlier of December 31, 2004 and the end of the calendar month in which the named executive officer's 65th birthday occurs, and his employment is terminated by Hydril without cause or by him for good reason, he is entitled to:

         o payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

         o payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three year's average annual bonuses; Mr. Seaver is entitled to payment of a lump sum equal to the sum of 290% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 290% of his prior three year's average annual bonuses;

         o payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

         o provisions of life, disability, accident and group health insurance benefits, for two years after his termination, substantially similar to those that he was receiving immediately prior to his termination; Mr. Seaver is entitled to provisions of life, disability, accident and group health insurance benefits, for 35 months after his termination, substantially similar to those that he was receiving immediately prior to his termination.

       For two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril's confidential information nor solicit, recruit or hire any of its employees.

       The stock option agreements for all of the outstanding options awarded to employees under the Hydril Company 1999 Stock Option Plan and the Hydril Company 2000 Incentive Plan provide that all such options become fully exercisable upon a change in control, as defined in the agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

         Hydril entered into a registration rights agreement in connection with its public offering in October 2000 with the Richard C. Seaver Living Trust, The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, Pepperdine University, the Trust under Paragraph V of the Will of Frank Seaver, Deceased, the Blanche Ebert Seaver Endowment for Frank R. Seaver College and Pomona College. The registration rights terminate 210 days after September 26, 2005.

         Demand Registrations. The stockholders party to the registration rights agreement can demand that Hydril file a registration statement for the purpose of selling their common stock in an underwritten offering. Hydril is not required to file more than one demand registration statement in any 12 month period or file more than three demand registration statements in total prior to the termination of the agreement. Hydril is not required to file a demand registration statement unless the shares to be registered have a value of at least $50 million. A demand registration statement was filed and the related offering completed in May 2001.

         Shelf Registrations. Each stockholder party to the registration rights agreement can request the registration of their shares for the nonunderwritten offering and sale on a delayed or continuous basis on two occasions. Hydril is not required to file a shelf registration statement unless the shares to be registered have a value of at least $15 million. Hydril is not required to effect a shelf registration within 90 days of the effective date of a piggyback or demand registration statement filed under the registration rights agreement and is not required to keep a shelf registration statement effective for more than 90 days. The shelf registration rights are available only if Hydril is eligible to use a Form S-3 registration statement.

         Piggyback Registrations. The stockholders party to the registration rights agreement also have piggyback registration rights if Hydril proposes to file a registration statement with respect to an underwritten offering of common stock for cash for its own account. This means that, upon the request of these stockholders, Hydril must register their shares under its registration statement.

         General. The registration rights agreement provides that, in the case of demand and piggyback registrations, the number of shares of common stock that must be registered on behalf of stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. In the case of each of the demand and shelf registration provisions, Hydril may delay the filing or effectiveness of the registration statement one time in any twelve-month period for 90 days if in the good faith judgment of the Board of Directors such filing or effectiveness would be detrimental to Hydril and its stockholders. If Hydril has fixed plans to file a registration statement within 90 days of a request for demand or shelf registration, Hydril may delay initiating such demand or shelf registration until 90 days after the effectiveness of its planned registration statement. In the case of shares registered under a shelf registration statement, if Hydril determines that the distribution of such shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Hydril or its subsidiaries or would require premature disclosure of such transaction, Hydril may require the suspension of sales of such shares under the registration statement for a reasonable period of time not to exceed 60 days. The stockholders party to the registration rights agreement may not demand the registration of more than 50% of their shares under a demand or shelf registration statement prior to the first anniversary of the expiration of the 210 day lock-up.

         The registration rights agreement sets forth customary registration procedures. Under the registration rights agreement, Hydril is required to pay all expenses incident to its performance or compliance with the registration rights agreement, including all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of its counsel and public accountants, fees and disbursements of one counsel for the selling holders, but excluding underwriting commissions and discounts with respect to shares of common stock sold by stockholders. The registration rights agreement contains customary indemnification and contribution provisions by Hydril for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify Hydril and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

MAY 2001 DEMAND OFFERING

         Pursuant to the demand registration rights provisions of the registration rights agreement, the Richard C. Seaver Living Trust, The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, Pepperdine University, the Trust under Paragraph V of the Will of Frank Seaver, Deceased, and Pomona College, sold shares of common stock in a public offering in May 2001. Hydril paid the expenses in connection therewith under the terms of the registration rights agreement, including the fees and expenses of one counsel required to be paid by Hydril, in the aggregate amount of $569,435.

OTHER

         Latham & Watkins is a law firm that represents Hydril from time to time in connection with various matters. Patrick T. Seaver is a partner at that firm.

                          COMPENSATION COMMITTEE REPORT

         Compensation Philosophy. Hydril's executive compensation program is designed to attract, motivate and retain the executive talent that Hydril needs in order to maximize its return to stockholders. To this end, Hydril's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business segment and individual performance.

         Base salary, annual incentives (in the form of cash bonuses), and long-term equity-based incentives, are the primary elements of compensation provided to Hydril's executives. Variable performance-based incentive pay is emphasized because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders.

         The Board of Directors determines the bonus and salary of the Chief Executive Officer. The Compensation Committee determines the salaries of all other executive officers. The Chief Executive Officer determines the bonuses for all other executive officers. Grants of stock options under Hydril's incentive plans, other than formula grants to non-employee directors provided for in the Hydril Company 2000 Incentive Plan, are made by the Compensation Committee.

         Base Salary. Base salaries of executive officers are designed to generally be competitive with executive salary levels at comparable organizations. Comparable salary information and information provided by third party experts are factors considered in determining the base pay for Hydril's executive officers. Base salary levels are also based on each individual executive's performance over time, experience, potential future contribution, role and responsibilities. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities are paid correspondingly higher salaries. Individual performance assessment is subjective and no specific performance formula or weighting of these or other factors is used in determining base salary levels.

         Base salaries of executive officers, excluding that of the CEO, were reviewed by the Compensation Committee. The Compensation Committee considered the recommendations of the CEO, which were based on a review of comparable salary information and the other individual factors noted above. On the basis of those recommendations, effective November 15, 2001, the Compensation Committee increased base salaries for executive officers, excluding that of the CEO, on average 8.8%. Executive salaries will be reviewed annually by the Compensation Committee based on a variety of factors, including individual performance and general levels of market salary increases.

         In November 2001, Mr. Seaver's base salary as CEO of Hydril was increased from $270,000 to $310,008 based on a review of market salaries for comparable companies and on the performance indicators described above as determined by the Board of Directors.

         Annual Cash Incentive Compensation. Annual incentive compensation takes the form of bonuses paid in cash. Bonus opportunities are expressed as a percent of base salary and are designed to generally be competitive with executive bonus levels at comparable companies. The amount that an executive may earn is directly dependent on the individual's position, responsibility and ability to impact Hydril's financial success. For executive officers other than the CEO, bonus amounts for 2001 were determined by the level of achievement in three areas: (a) Hydril's consolidated operating income, (b) operating income of the officer's business segment and (c) individual strategic objectives. For 2001, if target objectives were attained in all three areas, the bonus payable would be equal to 50% of base salary. Bonuses could range from 25% up to 75% of base salary depending upon the level of achievement in relation to targets in the three areas. For 2001, Hydril's consolidated operating income target was achieved and the minimum targets for operating income for each segment were attained or exceeded. In addition, individual strategic objective targets for 2001 were attained or exceeded by each executive officer. As a result of the level of achievement in these three areas, executives, other than the CEO, received bonuses ranging from 47.5% to 70% of their base salaries as in effect January 1, 2001.

         For 2001, the CEO's bonus was determined by the level of achievement in two areas: (a) Hydril's consolidated net income, and (b) strategic objectives attained by Hydril. If target objectives were attained in both areas, the bonus payable would be equal to 75% of base salary. For achievement in excess of target, the bonus payable could range up to 112.5% of base salary depending upon the level of achievement in excess of the target in the two areas. As a result of the level of achievement in both areas, Mr. Seaver received a bonus of 103.2% of base salary for 2001.

         Long-term Equity-based Compensation. Prior to Hydril's initial public offering, stockholders approved the Hydril Company 2000 Incentive Plan. Stock options granted under the incentive plan are the primary long-term incentive awards to be used by Hydril. The purposes of the incentive plan are to advance Hydril's interests and the interests of its stockholders by providing a means to attract, retain, and reward eligible employees and directors. In addition, the plan enables eligible employees and directors to acquire or increase a proprietary interest in Hydril, thereby promoting a closer identity of interests between such persons and Hydril's stockholders. Relevant factors in the determination of grants of options include data regarding stock option grants at comparable companies and recommendations of the CEO and his management team. Stock options granted in 2001 to executive officers vest ratably over five years beginning on the first anniversary of the date of grant. The exercise price of the stock options was equal to at least the fair market value of the common stock on the date of the grant; accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates.

         In November 2001, Hydril granted options to purchase 96,000 shares of common stock to the CEO and options to purchase an aggregate of 85,000 shares of common stock to the other executive officers. The numbers of shares subject to options granted to executive officers were determined based on the executive's performance over time, experience, role and responsibilities.

         This report is furnished by the Compensation Committee of the Board of Directors.

                                                T. Don Stacy (Chairman)
                                                Gordon B. Crary, Jr.
                                                Richard A. Archer
                                                Lew O. Ward

                             STOCK PERFORMANCE GRAPH

         The following performance graph compares the cumulative stockholder return on the common stock to the cumulative total return of the Philadelphia Oil Service Sector Index ("OSX") and the Standard & Poor's 500 Stock Index ("S&P 500"). The graph assumes that the value of the investment in the common stock and each index was $100.00 at the initial point of each graph and that all dividends were reinvested. The reported closing prices for the dates specified are utilized for purposes of determining the cumulative total returns.

                            CUMULATIVE TOTAL RETURNS

                     SEPTEMBER 27, 2000 TO DECEMBER 31, 2001



                              [PERFORMANCE GRAPH]



                                      September 27, 2000         December 29, 2000        December 31, 2001
                                      ------------------         -----------------        -----------------
    Hydril......................           $100.00                    $86.20                   $86.53

    OSX.........................           $100.00                    $95.32                   $66.57

    S&P 500.....................           $100.00                    $92.55                   $80.48

         The initial point of the graph is September 27, 2000, the first date that Hydril's common stock was listed for quotation on the Nasdaq National Market, on which date the reported closing price per share of Hydril common stock, the amount used for purposes of the table above, was $20.38. The price to the public of the shares of common stock sold in Hydril's initial public offering, commenced on September 27, 2000, was $17.00 per share. The reported closing price per share of Hydril's common stock on December 31, 2001 (the last trading day of the year 2001) was $17.63, an increase of 3.7% over the initial public offering price.

         PURSUANT TO SEC RULES, THE FOREGOING COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED "FILED" WITH THE SEC AND ARE NOT INCORPORATED BY REFERENCE INTO HYDRIL'S ANNUAL REPORT ON FORM 10-K.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 2 on Proxy Card)

         The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of Hydril's financial statements for the year 2002 and to render other services as required of them. This firm or one of its predecessors has acted as independent public accountants to Hydril for over 25 years. Representatives of Deloitte & Touche LLP will attend the annual meeting, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding Hydril's financial statements if they desire to do so.

         In accordance with Hydril's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of holders of the majority of votes cast on this matter in person or by proxy. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                         INDEPENDENT PUBLIC ACCOUNTANTS

FEES PAID TO DELOITTE & TOUCHE LLP

         Deloitte & Touche LLP billed Hydril as set forth in the table below for

         o professional services rendered for the audit of Hydril's 2001 annual financial statements and the review of quarterly financial statements included in Hydril's Quarterly Reports on Form 10-Q for 2001;

         o financial information systems design and implementation work rendered in 2001; and

         o all other services rendered in 2001, including in connection with the May 2001 public offering by Hydril stockholders and miscellaneous tax services.


                   FINANCIAL INFORMATION SYSTEMS DESIGN
   AUDIT FEES              AND IMPLEMENTATION FEES           ALL OTHER FEES
   ----------      -----------------------------------      ----------------
    $418,000                       None                          $408,711


Included in "All Other Fees" are $279,167 for various tax services, $73,570 for review of a registration statement for, and preparation of a comfort letter relating to, a secondary offering of Hydril common stock, and $20,924 for an audit of benefit plans.

INDEPENDENCE OF ACCOUNTANT

         The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence. In connection with such consideration, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche LLP.

                             ADDITIONAL INFORMATION

INCLUSION OF STOCKHOLDER PROPOSALS IN COMPANY PROXY MATERIALS FOR THE 2003 ANNUAL MEETING

         In order to be included in Hydril's proxy materials for the 2003 annual meeting, Hydril must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 25, 2002, directed to the Secretary of Hydril at the address indicated on the first page of this proxy statement. Stockholder proposals must be otherwise eligible for inclusion.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

         Hydril's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2003 annual meeting, the By-laws require that written notice of director nominations by stockholders and any other proposal to be brought before the meeting by a stockholder be received by Hydril's Secretary at its principal executive offices not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the 2002 annual meeting of stockholders of Hydril by greater than 10 days, and if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of Hydril or the day on which such public disclosure was made.

         In the case of nominations of director candidates, the written notice must set forth, for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class or series of capital stock of Hydril beneficially owned by such person on the date of such notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of Hydril, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director of Hydril if elected). In the case of proposals other than director nominations, the By-laws require that any such stockholder's notice to the Secretary of Hydril shall set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (2) any material interest of such stockholder in such proposal. In the case of either a director nomination or a proposal, the notice must also include (i) the name and address, as they appear on Hydril's books, of the stockholder giving the notice and any other stockholders of Hydril known by such stockholder to be in favor of such person being nominated or such proposal, as applicable, and (ii) the number of shares of each class or series of capital stock of Hydril beneficially owned by the stockholder giving the notice. A person shall be the "beneficial owner" of any shares of any class or series of capital stock of Hydril of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on June 20, 2000.

         A copy of the By-laws of Hydril setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Hydril's Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Hydril to include the proposed nominee or proposal in Hydril's proxy solicitation material.

         In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2002 annual meeting, notice must have been received by the Secretary of Hydril on or before January 21, 2002. Hydril received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

ANNUAL REPORT ON FORM 10-K

         HYDRIL WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. ANY SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO HYDRIL SHAREHOLDER RELATIONS AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 HYDRIL COMPANY

     The undersigned hereby appoints Michael C. Kearney, Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 21, 2002 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





--------------------------------------------------------------------------------
                     o DETACH HERE FROM PROXY VOTING CARD. o

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL PROPOSALS     Please mark
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                your votes as
                                                                                                             indicated in     [X]
                                                                                                             this example


THE BOARD OF DIRECTOR RECOMMENDS A VOTE                 FOR     WITHHELD
FOR ITEMS 1 AND 2.                                      ALL*    FOR ALL                                      FOR   AGAINST  ABSTAIN

  Item 1. Election of Directors                         [ ]      [ ]          Item 2. Ratification of the    [ ]     [ ]      [ ]
          Nominees:                                                                   appointment of
          01 Richard A. Archer                                                        Deloitte & Touche LLP
          02 Gordon T. Hall                                                           as the Company's
          03 Richard C. Seaver                                                        independent public
          04 T. Don Stacy                                                             accountants for the
                                                                                      year ending
                                                                                      December 31, 2002

*Authority withheld to vote for the nominees you list below:
 (Write that nominee's name in the space provided below.)                      WILL
                                                                              ATTEND
                                                                               [  ]
-------------------------------------------------------------
If you plan to attend the Annual Meeting, please mark
the WILL ATTEND box


SIGNATURE                                              SIGNATURE                                              DATE
         --------------------------------------------            --------------------------------------------      ----------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


------------------------------------------------------------------------------------------------------------------------------------
                                         o DETACH HERE FROM PROXY VOTING CARD. o